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                                 EXHIBIT 10.41



                                LEASE AGREEMENT
                                ---------------



STATE OF LOUISIANA

PARISH OF ORLEANS



          This Agreement entered into by and between The Board of Commissioners of the Orleans Levee District, a political subdivision of the State of Louisiana, herein represented by Robert G. Harvey, Sr., President, hereinafter referred to as "Lessor", and Showboat Star Partnership, herein represented by Louie Roussel, III, Managing Director, hereinafter referred to as "Lessee."

          WITNESSETH:
                                       I.

          The Lessor hereby leases to Lessee the interior of the Marina Center, sometimes known as South Shore Harbor Bar & Restaurant and sometimes known as The Point Restaurant, along with certain exterior property which is more fully described, to-wit:

          South Shore Harbor Marina Center located at South Shore Harbor, east of Lakefront Airport, all as more fully set out and outlined in Addendum A-1, and further as shaded in Addendum A-2, signed by the parties and attached hereto.
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                                 II.

          The Lessee agrees that the premises leased herein shall be used solely and exclusively for any lawful purpose. Commercial activity shall be limited to areas described in Article I. Vending machines and/or other sales outlets shall not be placed in public areas except as specifically authorized herein.

          Lessee is to maintain all public areas within the Marina Center, including restrooms, showers, and laundry facilities. Appropriate charge can be made for laundry facilities. Total area of premises is to be maintained in a clean and sanitary manner. The fuel dock facility controls shall be removed from the building and relocated at Lessor's expense.

          Lessee will maintain landscaping on ground surrounding the Marina Center, including water, fertilizer, trimming and mowing in accordance with acceptable procedures and practices.

          The General Public shall have access to the public areas at all times.

          Lessee shall use biodegradable food and beverage containers and disposable utensils to the maximum extent practicable. Recyclable trash shall be separated as practicable and placed in separate containers.

          Lessee shall be responsible for pickup, containerization and removal of all trash and garbage from the area defined in Addendum "A-2". Containers shall be sufficient size and shall be unloaded as frequently as needed to prevent accumulation. Garbage shall be placed in separate containers and removed daily. All
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containers shall be placed in a location and concealed from view as approved by
Lessor.
                                      III.

          The period of this lease is for a term of one (1) year beginning on February 1, 1994, together with nine (9) options, each for a period of one (1) year. Said options shall be exercised by giving Lessor notice of Lessee's intent, in writing, not less than ninety (90) days nor more than one hundred and fifty (150) days before the end of the primary term, and, if exercised, before the end of each one (1) year option period thereafter.

                                      IV.

          For the first primary term of one (1) year, Lessee agrees to pay to Lessor a monthly rental of THREE THOUSAND AND NO/100 ($3,000.00) DOLLARS, payable in advance.
          At the beginning of each one (1) year option period, if such option shall be exercised, the rent shall be adjusted for each one (1) year period as follows:

          For each option period exercised, the previous annual rental shall be adjusted in accordance with an index computed from the U.S. City Average in the table entitled "Consumer Price Index, U.S. City Average and Selected Areas (1982-84-100) All Urban Consumer," published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor. The adjustment shall be computed using the difference in the

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          index (base) for the third month preceding the first month of the full annual payment compared to the corresponding Index Number (current) for the third month preceding the month beginning the second and subsequent one year terms. In the event the CPI is not published for the subject period, then the next closest and similar indicator shall be used in lieu of the CPI.

                                       V.

          Failure to pay the rent on or before the date due shall ipso facto and without demand or putting into default, terminate and cancel this lease, in accordance with the provisions of L.R.S. 41:1217(B), unless Lessee has secured a written extension of time for payment from Lessor's President or Director, which extension shall not be unreasonably withheld when justifiable cause exists therefor.

                                      VI.

          Lessee does hereby release, hold harmless and indemnify the Orleans Levee Board, its agents and employees, from, for and against any and all liability, including strict liability, claims, suits, expenses, including attorney fees, incurred by said Board, for damages and/or injury to persons and/or property, in any way resulting from or arising out of its occupancy of the leased premises or of any activities connected herewith.

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                                     VII.

          No agreement modifying or abrogating in any manner the express terms and conditions of this lease shall have effect, unless approved by the Board of Commissioners of the Orleans Levee District, made in writing and signed by all parties hereto and attached as an addendum to this lease.

          The Lessee is hereby obligated not to use the premises for any purpose other than that herein expressly enumerated, nor for any unlawful purpose or one that tends to injure or depreciate the building and premises or reflects discredit upon the South Shore Harbor or the Board.

                                     VIII.

          The Lessee hereby agrees to ensure proper decorum by all Lessee's employees, agents or customers while conducting business at South Shore Harbor.

                                      IX.

          The within leased premises and appurtenances, including the locks, keys, plumbing and glass, if any, and all other fixtures, are accepted by the Lessee in their present condition, except for such repairs and improvements as are written into the lease. Save normal wear and tear, the Lessee agrees to keep the premises in the same order as received, during the term of this lease or any extension thereof, to pay all bills for light, gas, and other service, and to comply at the Lessee's expense with all ordinances and laws, now existing, and at the termination or cancellation of this lease to return the premises broom clean and

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free from trash, and in like good order as received by actual delivery of the keys to Lessor or agent, the usual decay, wear and tear excepted. Costs for water are to be prorated between Lessee and Lessor depending upon usage; with Lessor responsible for exterior public restrooms and Lessee the remainder of water usage.

                                       X.

          The Lessee hereby agrees to carry at its expense a fire and extended coverage policy in the minimum sum of $100,000 on the movable equipment and other contents of the leased premises, regardless of who is the owner of said equipment and other contents to the complete exclusion and exoneration of the Lessor from any liability in connection therewith.

          It is a further condition of this lease that Lessee is to furnish Lessor, at Lessee's expense, policies for comprehensive General Liability with a combined single limit of One Million Dollars ($1,000,000.00) for Bodily Injury and Property Damage liability, subject to an annual aggregate liability of Two Million Dollars ($2,000,000.00), liquor liability insurance of Five Hundred Thousand Dollars ($500,000.00) for each occurrence, and product liability insurance of One Million Dollars ($1,000,000.00). Such insurance shall be designed to protect the public generally, and the Lessor in particular from claims arising out of injury and/or death to persons, and/or damage to property resulting from accident occurring within or in the immediate vicinity of the premises leased herein and caused by any act or omission of the Lessee, its officers, agents, employees, contractor or persons, firms or

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corporations otherwise associated with Lessee, excepting coverage in areas known as the docks or piers, where each vessel owner will provide the Lessor with the necessary insurance requirements. Such policy or policies of Lessee's insurance shall have the necessary endorsement attached thereto naming the Lessor as an additional insured.

          Certificates of insurance as provided for and required by the conditions of this lease shall be presented to the Lessor prior to occupancy, and said policy or policies of insurance shall be maintained throughout the term of this lease. In the event renewals, cancellation, non-renewal or change of said policy or policies, it is understood and agreed that Lessor will receive a 30 day notice of said cancellation and/or renewals/non-renewals.

                                      XI.

          The Lessee hereby agrees to keep the within leased premises in a neat, sanitary, safe condition, free of any hazard to the public, its guests, employees, patrons, suppliers of materials, and furnishers of service in keeping with good operating practices.

          Lessee also hereby agrees to clean and maintain the cleanliness of all restrooms, showers and laundry facilities located in the Marina Center.

                                      XII.

          Lessee shall maintain all air conditioning and heating equipment, all kitchen equipment including the walk-in cooler and ice machines, provided by Lessor and provide for their necessary preventative maintenance. Lessor shall be responsible for any

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major repair or replacement.  "Major repair or replacement" is defined as any repair over Seven Hundred Fifty and 00/100 Dollars ($750.00). Lessee is not to remove any wiring, conductors, or equipment installed by the Lessee within the structural walls of said leased space, nor is Lessee to remove any duct work that may have been placed on the said premises, and is obligated to pay for any damages to same unless so ordered by the Lessor. All operating equipment and store fixtures installed by Lessee shall remain the property of Lessee.

                                     XIII.

          The Lessee hereby assumes the care, maintenance, replacement and repairs of the glass or plate glass show windows or doors, attached to and forming part of the lease premises.

                                      XIV.

          Lessee assumes the maintenance of the plumbing, including fixtures, outlets and drains, and the protection and repair of said plumbing, etc., even when injured by freeze.

                                      XV.

          Lessee is obligated not to make any additions or alterations whatsoever to the premises without written permission of the Lessor. All additions, alterations, or improvements made by Lessee, no matter how attached, shall remain the property of Lessor, unless otherwise stipulated herein or later agreed to in writing. Lessee expressly waives all rights to compensation for any such improvements; however, Lessor, at its option, may refuse

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such improvements even if approved and may require the building to be placed in its original condition.

                                      XVI.

          In emergencies or with prior notification to the Lessee, Lessor or Agent or workmen shall have the right to enter the premises at any time for the purpose of making repairs or enter if necessary for the preservation of the property.

                                     XVII.

          Lessee assumes responsibility for the condition of the premises and Lessor will not be responsible for damage caused by leaks in the roof, by bursting of pipes by freezing or otherwise, or by any vices or defects of the leased property, or the consequences thereof, except in the case of positive neglect or failure to take action toward the remedying of such defects within reasonable time after having received written notice from Lessee of such defects and the damage caused thereby. Should Lessee fail to promptly notify Lessor, in writing, of any such defects, Lessee will become responsible for any damage resulting to Lessor or other parties.

          In case of extreme emergency, if Lessee is required to make necessary repairs to prevent property damage that the Lessor would have otherwise assumed responsibility for Lessor agrees to reimburse Lessee for reasonable expenses incurred.

                                     XVIII.

          Lessee is obligated not to display in, on, or above the lease premises any sign or decoration, the nature of which is, in

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the judgment of Lessor, dangerous, unsightly, or detrimental to the property.
Lessee is prohibited from painting any signs on the leased property without the written consent of Lessor, and Lessee is obligated to promptly remove at or before the expiration of this lease, any and all signs painted or placed in or upon any part of the leased premises, to Lessor's satisfaction, and Lessee is obligated to pay the cost of said removal, plus agent's or attorney's fees, in the event of failure to carry out this obligation.

                                      XIX.

          Should the premises be vacated or abandoned by Lessee because of ejection for breach hereof, or otherwise, or should the Lessee begin to remove personal property or goods to the prejudice of the Lessor's lien, then the rent for the unexpired terms with attorney's fees, shall at once become due and exigible, and Lessor, at its option, has the right to cancel the lease, or re-enter and let said premises for such price and on such terms as may be immediately obtainable and apply the net amount realized to the payment of the rent.

                                      XX.

          At the expiration of the lease, or any extension thereof, or its termination for other causes, Lessee is obligated to immediately surrender possession, and should Lessee fail to do so, he consents to pay any and all damages, but in no case less than five times the rent per day, plus attorney's fees, costs, etc.

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Lessee also expressly waives any notice to vacate at the expiration of this lease.

          Should Lessor allow or permit Lessee to remain in the leased premises after the expiration of this lease, this shall not be construed as a reconduction of the lease.

                                      XXI.

          Lessee is obligated to put nothing in the leased premises which would forfeit the insurance, and should any installation made by Lessee increase the rate of insurance on the building or contents as fixed by the Louisiana Rating and Fire Prevention Bureau, or any similar institution, then Lessee is obligated to pay such increased rate of insurance on building and all contents. Should any action by or on behalf of Lessee, including Lessee's occupancy or business, render the Lessor unable to secure proper insurance, Lessor shall have the option of cancelling this lease, Lessee waiving all delays, and agreeing to surrender possession at once, if notified by Lessor to do so. Lessee is obligated to notify Lessor, in writing, any time the leased premises will be unoccupied, so that necessary vacancy permits may be obtained from Lessor's insurers. Failure to comply with this condition will make Lessee liable for any loss or damage sustained.

                                     XXII.

          Lessee may not assign, sublease, or transfer this lease or any part thereof without the written consent of the Lessor which consent will not be unreasonably withheld. Transfer of more than

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49% of Lessee's ownership interests, whether in one or more transactions, shall constitute a prohibited transfer of this lease.

                                     XXIII.

          Should the Lessee at any time violate any of the conditions of this lease, except failure to pay the rent when due (ipso facto cancellation), or discontinue the use of the premises for the purpose for which they are rented, or fail to pay other expenses assumed under this lease, punctually at maturity, as stipulated, and should violation continue for a period of ten (10) days after written notice has been given Lessee, then, at the option of the Lessor the rent for the whole unexpired term of this lease at once becomes due and exigible; and Lessor shall have the further option at once to demand the entire rent for the whole term, or to immediately cancel this lease, all without putting Lessee in default, Lessee to remain responsible for all damages or losses suffered by Lessor, Lessee hereby assenting hereto and expressly waiving the legal notices to vacate the premises. Should an agent or attorney be employed to give special attention to the enforcement or protection of any claim of Lessor arising from this lease, Lessee shall pay, as fees and compensation to such agent or attorney, an additional sum of twenty percent (20%) of the amount of such claim, the minimum fee, however, to be Two Hundred Fifty ($250.00) Dollars, or if the claim be not for money, then such sum as will constitute a reasonable fee, together with all costs, charges and expenses.

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                                 XXIV.

          Failure to strictly and promptly enforce these conditions shall not operate as a waiver of Lessor's rights, Lessor expressly reserving the right to always enforce prompt payment of rent, or to cancel this lease, regardless of any indulgences or extension previously granted. The receipt and/or deposit by Lessor or Lessor's representative of any rent after cancellation or termination of this lease, will not be considered as a waiver of said cancellation or termination, or of any of the rights of Lessor.

                                      XXV.

          If, through no fault, neglect, or design of the Lessee the premises are destroyed by fire or other casualty or damaged to such extent as to render them wholly unfit for occupancy, then this lease shall be cancelled. If, however, the premises can be one hundred and twenty (120) days from date of fire or casualty, the lease shall not be cancelled and Lessor shall notify Lessee within thirty (30) days from date of fire or casualty that Lessor will repair the damage, and Lessee shall be entitled only to such reduction or remission of rent as shall be just and proportionate as mutually agreed to by Lessor and Lessee.

                                     XXVI.

          Any notices, demand or citations under this lease, may be served personally on Lessee or by regular mail addressed to Lessee at the within leased premises.

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                                 XXVII.

          The Lessor hereby reserves the right to terminate this lease in the event of violation by the Lessee, and conviction thereof, of any Federal and/or State Law, and City Ordinances, except where violation is based solely on alleged violations of City Ordinances by Lessor.

                                    XXVIII.

          Both parties, irrespective of any negligence whatsoever on the part of either party, mutually agree to hold one another completely free and harmless from any loss or damage to one another's business or property, if said loss or damage is, would be, or could be, totally or partially covered by any type of real or personal property insurance and/or time element coverage (business interruption, profits and commissions, leasehold or rent) payable to either party as an insured, and both parties further agree to waive any and all rights of subrogation of recovery against one another that would inure to the benefit of their respective property insurance carrier(s). In no event, however, shall this mutual waiver of subrogation ever apply to any claim, suit or cause of action by any third party (including but not limited to Lessor's employees, invitees and licensees) arising out of any occurrence resulting in bodily injury, property damage or financial loss to said third party.

                                     XXIX.

          In addition to any hold harmless previously provided for hereinabove, Lessee does hereby agree to indemnify and hold

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harmless Lessor from any liability or responsibility arising from any and all claims and causes of action for injury, damage or otherwise, of and by any person, firm or corporation, occurring on or to the leased premises, resulting from or arising out of any defect or condition of property under the control of the Lessee.

                                      XXX.

          In the event of any violations of the terms and conditions of this lease, except for non-payment of rent when due (ipso facto cancellation), Lessee hereby consents and agrees to pay to Lessor an administration fee equal to 10% of the average monthly rental (amortized annually), whether or not said violation is cured within the time or times as provided herein. Failure to pay said fee on or before the date provided for curing said default shall constitute an additional default and Lessor shall have the option of cancelling this lease without further notice or formality. Nothing herein shall in any way operate as an extension of any of the terms of this lease nor constitute a waiver of any of Lessor's rights contained herein.

                                     XXXI.

          It is specifically understood between the parties hereto that said parties were not introduced or brought together by any real estate agent or broker and, therefore, there are no realtors' commissions of any kind to be paid by either of the parties hereto.

                                     XXXII.

          Upon termination or cancellation of the Lessee's right of occupancy for any reason, Lessee does hereby expressly waive any

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and all notice to vacate requirements as may be provided by law and if necessary, without any such notice, Lessor may immediately institute eviction proceedings in any court of competent jurisdiction, in accordance with the law.

                                    XXXIII.

          Lessee is aware that Orleans Levee Board may from time to time hold or authorize special events such as boat shows, boat races, or various festival activities at South Shore Harbor. Lessor reserves the right to limit vehicular traffic and to take such other additional measures and precautions as may be in the interest of public safety. Lessor will not prohibit public access to the public areas during such events; such access may be for pedestrian traffic only.

          The Orleans Levee Board reserves freedom of right of entry to premises for inspection and for any maintenance required by Lessor, such entry to be upon reasonable notice to Lessee unless in an emergency situation.

                                     XXXIV.

          Lessee recognizes premises are outside of flood protection of Orleans Parish and exposed to high tides and hazardous weather which may prevail from time to time in Lake Pontchartrain. Lessor assumes no responsibility for damages or consequences of such natural hazards.

                                     XXXV.

          Lessee is not responsible under current law for payment of "ad valorem" real estate property tax.

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          IN WITNESS WHEREOF, the parties hereto have executed this Contract of
Lease in quadruplicate original, at New Orleans, Louisiana, on this 1st day of February, 1994.
                            THE BOARD OF COMMISSIONERS OF
WITNESSES:                  THE ORLEANS LEVEE DISTRICT


  /s/ Theodore Lange        BY: /s/ Robert G. Harvey, Sr.
 -----------------------       ---------------------------
                                    Robert G. Harvey, Sr.
                                    President
  /s/ Stella L. Lomando
 -----------------------

                            SHOWBOAT STAR PARTNERSHIP



                            BY: /s/ Louie Roussel, III
                                    -----------------------
                                    Louie Roussel, III
                                    Managing Partner


STATE OF LOUISIANA

PARISH OF ORLEANS

          On this 1st day of February, 1994, before me, the undersigned, personally came and appeared:

                             ROBERT G. HARVEY, SR.
                                   PRESIDENT


who declared and acknowledged to me that he executed the foregoing contract of lease and signed same for the purposes and objects

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therein expressed, acting in the capacity of President and by order of the Board of Commissioners of the Orleans Levee District.

                                     /s/ Robert G. Harvey, Sr.
                                   ------------------------------
                                   ROBERT G. HARVEY, SR.

Sworn to and subscribed
before me, this 1st
day of February, 1994.


    /s/
  ------------------------
       NOTARY PUBLIC

*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *

STATE OF LOUISIANA

PARISH OF ORLEANS

          On this 1st day of February, 1994, before me, the undersigned authority, personally came and appeared:

                               LOUIE ROUSSEL, III

who declared and acknowledged to me that he executed the foregoing contract of lease and signed same for the purposes and objects therein expressed, acting in the capacity of Managing Partner and by authority of Showboat Star Partnership.

                                     /s/ Louie Roussel, III
                                   ------------------------------
                                   LOUIE ROUSSEL, III

Sworn to and subscribed
before me, this 1st
day of February, 1994.


  /s/ William J. Guste, Jr.
 ---------------------------
      NOTARY PUBLIC

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                            Addendum A-1 and A-2 are
                architectural renderings of the leased premises.

                                       19